Exhibit 10.49

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is made and entered into as of _______________, 2003 by and between LECG Holding Company, LLC, a California limited liability company (“Assignor”) and LECG Corporation, a Delaware corporation (“Assignee”).

Recitals

WHEREAS, Assignor and Assignee, together with TCEP/LECG Funding Corporation, a Delaware corporation (“Funding”), Thoma Cressey Fund VII, L.P., a Delaware limited partnership, Thoma Cressey Friends Fund VII, L.P., a Delaware limited partnership, David J. Teece and David Kaplan, are parties to that certain Omnibus Plan of Reorganization dated as of _______________, 2003 (the “Omnibus Plan”), pursuant to which Assignee has agreed to assume certain obligations of Assignor as a part of a series of exchanges, and the merger of Assignor into Funding (the “Merger”), in preparation for an initial public offering of common stock by Assignee.

WHEREAS, Assignor, Assignee and Holding are parties to that certain Agreement and Plan of Merger dated as of _______________, 2003 (the “Agreement of Merger”), pursuant to which Assignee has agreed to assume certain obligations of Assignor upon the Merger.

Agreement

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.             Assignment and Assumption.  Effective as of [__:__] [__.m.] Eastern time on _______________, 2003  (the “Effective Time”), Assignor hereby assigns transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with, each of the documents (or portions thereof) listed below (the “Assumed Liabilities”), as follows:

(i)            Sections 6.1, 6.7(c), 6.7(d) and Articles VII and IX of that certain Limited Liability Company Agreement of Assignor, dated as of September 29, 2000, as subsequently amended;

(ii)           Securityholders’ Agreement, dated as of September 29, 2000, as subsequently amended;

(iii)          Buy-Sell Agreement, dated as of September 29, 2000, as subsequently amended;

(iv)          Registration Right’s Agreement, dated as of September 29, 2000, as subsequently amended;

(v)           2000 Incentive Plan, as subsequently amended; and

(vi)          Section 4 of the Omnibus Plan and Section 2.4 of the Agreement of Merger.

                Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Effective Time as a result of the Assignment, whether or not the agreements containing the Assumed Liabilities are terminated as a result of the Merger.  Assignee assumes no liabilities of Assignor (the “Excluded Liabilities”) other than those specified herein, and Assignor and Assignee agree that all such Excluded Liabilities shall remain the sole responsibility of Holding (as the corporate successor of Assignor).

2.             Further Actions.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption.

3.             Binding Effect; Choice of Law.  This Assignment and Assumption shall be binding on and shall inure to the benefit of the successors and assigns of the parties to this Agreement.  This Assignment and Assumption shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the conflict of law principals thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be signed by their respective officers thereunto duly authorized as of the date first written above.

LECG Holding Company, LLC,

a California limited liability company

By:  _______________________________

        John C. Burke

Its:   Chief Financial Officer

LECG Corporation,

a Delaware corporation

By:  ______________________________

        David Kaplan

Its:   President